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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF UNITED CITIES GAS COMPANY


                                                                               STATE OF
              NAME                                                           INCORPORATION       PERCENT OF STOCK
              ----                                                           -------------       ----------------
United Cities Gas Storage Company                                               Delaware               100%

UCG Energy Corporation                                                          Delaware               100%

United Cities Propane Gas of Tennessee, Inc (wholly-
  owned subsidiary of UCG Energy Corporation)                                   Tennessee              100%

UCG Leasing, Inc (wholly-owned subsidiary
  of UCG Energy Corporation)                                                    Georgia                100%



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